EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 5, 2021 relating to the consolidated financial statements of CURO Group Holdings Corp. and the effectiveness of CURO Group Holdings Corp.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of CURO Group Holdings Corp. for the year ended December 31, 2020.

/S/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 17, 2021